Exhibit
                                      99.3

RG AMERICA, INC. f/k/a INVVISION CAPITAL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2004

                                                            Practical
                                                             Business          Pro                    Pro
                                                RG          Solutions         Forma                  Forma
                                              America       2000, Inc.     Adjustments             Combined
                                           ------------    ------------    ------------  ------  ------------

Revenues                                   $  1,286,077    $    152,911    $         --          $  1,438,988

Cost and expenses:
     Cost of revenues                         1,078,698              --              --             1,078,698
     Selling, general and administrative      1,656,983         217,808          45,050   b,f       1,919,841
     Depreciation and amortization               19,184           8,526              --                27,710
                                           ------------    ------------    ------------  ------  ------------

Total operating expenses                      2,754,865         226,334          45,050             3,026,249
                                           ------------    ------------    ------------  ------  ------------


Operating loss                               (1,468,788)        (73,423)        (45,050)           (1,587,261)

Interest and other income, net                   57,289          17,121              --                74,410
Benefit for income taxes                             --          15,434         (15,434)  g                --
                                           ------------    ------------    ------------  ------  ------------

Net loss                                   $ (1,411,499)   $    (40,868)   $    (60,484)         $ (1,512,851)
                                           ============    ============    ============  ======  ============
Net loss per share:
     Basic and diluted                     $      (0.02)                                         $      (0.02)
                                           ============    ============    ============  ======  ============

Weighted average shares outstanding:         68,550,136                       1,000,000            69,550,136
                                           ============    ============    ============  ======  ============


                             See accompanying notes.